Exhibit 99.1

Sigma Labs Announces Second Quarter Financial Results

SANTA FE, N.M. – August 7, 2015 – Sigma Labs, Inc. (OTCQB: SGLB) (“Sigma Labs” or the “Company”), a developer of advanced, in process, non-destructive quality inspection systems for metal-based additive manufacturing (“AM”) and other advanced manufacturing technologies, today announced financial results for the three and six months ended June 30, 2015.

Recent Highlights

•	Posted revenue of approximately $0.2 million for the quarter, versus approximately $0.1 million in the second quarter of 2014; revenue in the second quarter of 2015 was negatively impacted by certain delayed orders, but growth is expected to accelerate in the second half of 2015

•	Formed a joint venture, Arete-Sigma LLC, that now serves as a comprehensive metal solutions provider for the burgeoning AM market. The entity is led by Bill Herman, President of Arete Innovative Solutions, who was previously Vice President of Operations of Morris Technologies

•	Co-Presented with Honeywell at the RAPID 2015 Conference in Long Beach, California. Attended by approximately 200 industry and government participants, the presentation highlighted aerospace applications using Sigma Labs' PrintRite3D® DEFORM™ software for 3D printing

•	Secured first order for Sigma Labs’ upcoming DEFORM™ software as part of an order from Honeywell for the Company’s PrintRite3D® applications; the contract, including a year of software support, service and maintenance, is for Honeywell’s AM development facility in Phoenix

•	Today announced the hiring of Ronald K. Fisher, who will become Sigma Labs’ Vice President of Business Development effective August 10, 2015. Mr. Fisher will focus on managing and expanding the Company’s PrintRite3D® business, increasing top line growth

•	As previously announced, Sigma Labs will host the Fall Meeting of Edison Welding Institute's Additive Manufacturing Consortium October 28-29, 2015 to showcase its technologies and manufacturing capability

“Sigma Labs noted some significant achievements this quarter, although revenue was less than anticipated due to delays with respect to our contract with GE Aviation as part of the America Makes program,” said Mark Cola, President and CEO of Sigma Labs. “This $500,000 award is now moving forward, and we are optimistic about seeing a portion of this revenue bolster our growth in the second half of 2015. At the same time, I’m very pleased to announce the hiring of Ron Fisher as Sigma Labs’ Vice President of Business Development. Ron brings over 20 years’ experience and leadership in program management, engineering, sales and marketing from a variety of manufacturing institutions including Swagelok and Micro-Poise Measurement Systems. At Sigma Labs, Ron will be responsible for the sales and administration of everything related to PrintRite3D®.

“With Ron’s addition, and with Bill Herman heading up our contract manufacturing operations under our new joint venture, the Company is in a better position to demonstrate its full capabilities and accelerate top line growth. We’ve also contracted some additional staff to finalize our ground-breaking DEFORM™ application, which we now expect to be commercially available by October 2015. So while we’ve faced some unfortunate delays recently, Sigma Labs is actually on better footing than ever to execute its expansion plans and drive towards profitability. I’m excited about what the future holds for the Company.”

2015 Second Quarter Financial Results

Service revenue for the three and six months ended June 30, 2015 was approximately $0.2 million and $0.4 million, respectively, versus approximately $0.1 million and $0.2 million for the same periods in 2014. The Company reported a net loss for the three and six months ended June 30, 2015 of approximately $0.4 million and $0.8 million, respectively, or $(0.00) per diluted share, versus a loss of approximately $1.8 million and $2.3 million, or $(0.00) per diluted share, for the same periods in 2014. The prior-year period included a nonrecurring warrant expense of approximately $1.3 million.

Investor Conference Call

The Company will host a conference call to discuss its 2015 second quarter financial results today, August 7, 2015, at 11:00 a.m. Eastern Time. To participate in the call, please dial toll free 1-888-243-4451, or 1-412-542-4135, approximately five minutes before the conference call time stated. A live webcast of the call can also be accessed on the Sigma Labs website at www.sigmalabsinc.com. A recording will be available on the Company's website upon completion of the call.

About Sigma Labs, Inc.

Sigma Labs, Inc., through its wholly-owned subsidiary B6 Sigma, Inc., develops and engineers advanced, in-process, non-destructive quality inspection systems for commercial firms worldwide seeking productive solutions for metal-based additive manufacturing or 3D printing, and other advanced manufacturing technologies.  For more information please visit us at www.sigmalabsinc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements often contain words such as "expects," "anticipates," "intends," "believes" or "will." Our forward-looking statements are subject to a number of risks, uncertainties and assumptions that could adversely affect us, including the risks set forth in our most recent annual report on Form 10-K. The forward-looking statements in this press release are made only as of the date of this press release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Chris Witty

cwitty@darrowir.com

646-438-9385

Tables to Follow

Sigma Labs, Inc. and Subsidiary

Unaudited Condensed Consolidated Statements of Operations

Three Months and Six Months Ended June 30, 2015 and 2014

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014

INCOME
Services	$196,263	$114,813	$381,949	$229,642
Total Revenue	196,263	114,813	381,949	229,642

COST OF SERVICE REVENUE	88,262	84,739	113,129	140,628

GROSS PROFIT	108,001	30,074	268,820	89,014

EXPENSES
Other General and Administration	326,075	135,651	593,778	315,047
Payroll Expense	74,474	50,754	147,134	302,699
Non-cash Stock Compensation	134,250	326,200	257,000	351,400
Warrant Expense	-	1,283,333	-	1,283,333
Research and Development	13,881	30,985	84,028	101,132
Total Expenses	548,680	1,826,923	1,081,940	2,353,611

OTHER INCOME (EXPENSE)
Interest Income	312	940	872	1,782
Interest Expense	-	-	-	-
Total Other Income (Expense)	312	940	872	1,782

INCOME (LOSS) BEFORE INCOME TAXES	(440,367)	(1,795,909)	(812,248)	(2,262,815)

Current Income Tax Expense	-	-	-	-

Deferred Income Tax Expense	-	-	-	-

Net Income (Loss)	$(440,367)	$(1,795,909)	$(812,248)	$(2,262,815)

Loss per Common Share - Basic and Diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted Average Number of Shares Outstanding - Basic and Diluted	623,344,835	606,743,259	621,990,931	602,814,680

The accompanying notes are an integral part of these consolidated financial statements

Sigma Labs, Inc. and Subsidiary

Condensed Consolidated Balance Sheets

June 30, 2015 and December 31, 2014

	June 30, 2015	December 31, 2014
	(Unaudited)	(Audited)

ASSETS
Current Assets
Cash	$2,224,318	$2,962,069
Accounts Receivable, net	127,961	117,726
Inventory	76,103	56,175
Prepaid Assets	58,610	29,986
Total Current Assets	2,486,992	3,165,956

Other Assets
Property and Equipment, net	739,802	803,027
Deferred Stock Offering Costs	95,511	95,511
Intangible Assets, net	96,040	95,847
Total Other Assets	931,353	994,385

TOTAL ASSETS	$3,418,345	$4,160,341

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable	$95,675	$309,698
Accrued Expenses	49,227	44,652
Total Current Liabilities	144,902	354,350

TOTAL LIABILITIES	144,902	354,350

Stockholders' Equity
Preferred Stock, $0.001 par; 10,000,000 shares authorized;
None issued and outstanding	-	-
Common Stock, $0.001 par; 750,000,000 shares authorized;
623,344,835 issued and 617,292,949
outstanding at June 30, 2015 and
619,741,061 issued and 612,741,061
outstanding at December 31, 2014 and	623,345	619,741
Additional Paid-In Capital	9,985,684	9,798,288
Less Deferred Compensation
6,051,886 and 7,000,000 common shares, respectively	(655,500)	(744,200)
Retained Earnings (Deficit)	(6,680,086)	(5,867,838)
Total Stockholders' Equity	3,273,443	3,805,991

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,418,345	$4,160,341

The accompanying notes are an integral part of these consolidated financial statements